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                                                                    Exhibit 23.2

                            CONSENT OF PATENT COUNSEL

   We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 and in the related Prospectus of Progenitor, Inc. for the registration and initial public offering of shares of its common stock.

                                       PENNIE & EDMONDS

                                       /S/ PENNIE & EDMONDS

New York, New York
June 6, 1996